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                                                                    EXHIBIT 23.1

             Consent of Independent Certified Public Accountants




We have issued our report dated February 12, 1998, accompanying the consolidated financial statements of Renters Choice, Inc. and Subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 1997 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of said report in this Registration Statement of Renters Choice, Inc.


Grant Thornton LLP

Dallas, Texas
May 22, 1998